EARNINGS RELEASE AND SUPPLEMENTAL INFORMATION

Q3 2021

WASH★REIT®

FOR IMMEDIATE RELEASE
CONTACT:	1775 Eye Street, NW, Suite 1000
Amy Hopkins	Washington, DC 20006
Vice President, Investor Relations	Tel 202-774-3198
E-Mail: ahopkins@washreit.com	Fax 301-984-9610
www.washreit.com

October 28, 2021

WashREIT Announces Third Quarter 2021 Results and Updates Progress on Transformation
Washington Real Estate Investment Trust (“WashREIT” or the “Company”) (NYSE: WRE), a multifamily REIT with properties in the Washington metro region and the Southeast, reported financial and operating results today for the quarter ended September 30, 2021:

Third Quarter Results
•Net income was $31.3 million, or $0.37 per diluted share
•NAREIT FFO was $3.1 million, or $0.04 per diluted share
•Core FFO was $17.0 million, or $0.20 per diluted share
•Net Operating Income (NOI) was $27.1 million

Multifamily Highlights
•New lease rates improved significantly throughout the third quarter and post quarter-end. New Lease Rate Growth on an effective basis was approximately 9% for leases signed in September and 11% for leases signed thus far in October.
•Occupancy continues to track above our expectations as rents grow and the forward trend is favorable, suggesting that occupancy should remain strong into the winter months. Average same-store occupancy increased 70 basis points from the second quarter to the third quarter to 95.8%, and 40 basis points post quarter-end to date, allowing for continued growth in lease rates.
•Concessions declined significantly throughout the third quarter and post quarter end. Total concessions for September move-ins declined over 95% compared to June move-ins driven by both a decline in the number of new leases with concessions and a decline in the average concession amount per lease.
•Concession amortization began to decline on a monthly basis during September and is expected to continue to decline over the next two quarters as the leases signed during the pandemic expire. Excluding the impact of amortization related to concessions granted in prior periods, same-store multifamily NOI increased 2% on a year-over-year basis during the third quarter.
•Resident credit continues to remain strong as 99% of same-store cash rents were collected during the third quarter
•Trove is currently 85% occupied and is expected to stabilize near year-end

Transformation Update
•Completed the sale of the office portfolio, excluding Watergate 600, for gross proceeds of $766 million
•Completed the sale of the retail portfolio for gross proceeds of $168.3 million
•Completed the acquisition of The Oxford, a 240-unit Class B multifamily property in Conyers, GA for $48 million. The Oxford has performed very well thus far with New Lease Rate Growth of 25% for September move-ins and 26% for October move-ins.
•Entered into binding agreements to acquire two properties in the Atlanta market for $106 million. These transactions are expected to close during the fourth quarter, subject to customary closing conditions. We

Washington Real Estate Investment Trust
have also been awarded and are moving toward a binding contract for another property in Atlanta for approximately $97 million. If we are successful in this pursuit, we expect to close during the fourth quarter.
•Redeemed all $300 million of senior unsecured notes due 2022 on August 26th and repaid $150 million of amounts outstanding under the term loan maturing in 2023

Liquidity Position
•Renewed the $700 million revolving credit facility for a four-year term ending in August 2025 with two six-month extension options. The amended credit agreement includes an accordion feature that allows the Company to increase the aggregate facility to $1.5 billion.
•Current available liquidity is approximately $1.0 billion, consisting of the entire capacity under the Company's $700 million revolving credit facility and cash on hand
•The Company has no secured debt and no scheduled maturities until July 2023

"Overall, we are off to a very good start as we progress our geographic expansion," said Paul T. McDermott, President and CEO. "In just over four months since our transformation announcement, we have completed the exit of our commercial segments and have already deployed or committed over 55% of our $450 million multifamily acquisition target. We have closed on the acquisition of one property, have two more properties under binding agreement, and have been awarded and are completing due diligence on one additional property in the Atlanta market. We have an active pipeline of opportunities that align with our strategies and offer the growth prospects that we are targeting through our geographic expansion, and we are confident we can allocate our capital appropriately over the balance of this year and into early next year."

Third Quarter Operating Results
▪Multifamily Same-Store NOI - Same-store NOI decreased 0.4% compared to the corresponding prior year period due to the cumulative impact of COVID-19 on rental income. Excluding the impact of amortization related to concessions granted in prior periods, same-store multifamily NOI increased 2% on a year-over-year basis during the third quarter. Average Occupancy for the quarter was 95.8%.
▪Other Same-Store NOI - The Other portfolio is comprised of one asset, Watergate 600. Same-store NOI declined by 4.9% compared to the corresponding prior year period due to higher taxes and payroll expenses, and a bad debt recovery which had a favorable impact on the prior year period. Watergate 600 was 88.4% occupied and 91.2% leased at quarter end.

2021 Guidance and Outlook
The Company is reinstating full-year 2021 guidance including its outlook on key assumptions and metrics. The Company expects to establish full year guidance for 2022 on its year-end earnings call.
Core FFO for 2021 is expected to range from $1.05 to $1.08 per fully diluted share. The following assumptions are included in the Core FFO guidance for 2021 as set forth above:

Full Year Outlook on Key Assumptions and Metrics

•Same-store multifamily NOI is expected to range between $90.0 million to $90.5 million for the full year 2021, which implies a fourth quarter growth rate of approximately 4.5% compared to the prior year period
•Watergate 600 NOI is expected to be approximately $12.75 million
•The office portfolio sale closed on July 26th for gross proceeds of $766 million
•The acquisition of The Oxford closed on August 10th for $48 million
•The retail portfolio sale closed on September 22nd for gross proceeds of $168.3 million

Washington Real Estate Investment Trust
•$300 million of senior notes maturing in 2022 were redeemed on August 26th
•$150 million of the amount outstanding under the term loan maturing in 2023 was paid down on September 27th
•Entered into binding agreements to acquire two properties in the Atlanta market for $106 million. These transactions are expected to close during the fourth quarter, subject to customary closing conditions. We have also been awarded and are moving toward a binding contract for another property in Atlanta for approximately $97 million. If we are successful in this pursuit, we expect to close during the fourth quarter.
•Over the remainder of the year and into early next year, approximately $200 million of additional multifamily acquisitions are expected to be completed in the Southeastern markets of Atlanta, Raleigh/Durham and/or Charlotte

Full Year 2021
Same-Store NOI
Multifamily	$90.0 million - $90.5 million
Other	~$12.75 million
Non-Same-Store NOI (a)	$3.75 million - $4.25 million
Non-residential NOI (b)	~$0.8 million
Other income	~$3 million
Expenses
Property Management Expenses	~$6.0 million
G&A	$26.75 million - $27.25 million
Interest Expense	~$34.0 million

(a) Includes Trove and The Oxford
(b) Includes revenues and expenses from retail and public parking garage operations at multifamily properties.

WashREIT's Core FFO guidance and outlook are based on a number of factors, many of which are outside the Company's control and all of which are subject to change. WashREIT may change the guidance provided during the year as actual and anticipated results vary from these assumptions, but WashREIT undertakes no obligation to do so.

2021 Guidance Reconciliation Table

A reconciliation of projected net income per diluted share to projected Core FFO per diluted share for the full year ending December 31, 2021 is as follows:

	Low	High
Net income per diluted share	$0.20	$0.23
Real estate depreciation and amortization	0.85	0.85
Gain on sale of depreciable real estate	(0.55)	(0.55)
Discontinued real estate depreciation	0.27	0.27
NAREIT FFO per diluted share	0.77	0.80
Core adjustments	0.28	0.28
Core FFO per diluted share	$1.05	$1.08

Dividends

On October 5, 2021, WashREIT paid a quarterly dividend of $0.17 per share.

WashREIT announced today that its Board of Trustees has declared a quarterly dividend of $0.17 per share to be paid on January 5, 2022 to shareholders of record on December 22, 2021.

Washington Real Estate Investment Trust

Conference Call Information

The Third Quarter 2021 Earnings Call is scheduled for Friday, October 29, 2021 at 11:00 A.M. Eastern Time. Conference Call access information is as follows:

USA Toll Free Number:            1-888-506-0062
International Toll Number:        1-973-528-0011
Conference ID:                714844

The instant replay of the Earnings Call will be available until Friday, November 12, 2021. Instant replay access information is as follows:

USA Toll Free Number:            1-877-481-4010
International Toll Number:        1-919-882-2331
Conference ID:                42838

The live on-demand webcast of the Conference Call will be available on the Investor section of WashREIT's website at www.washreit.com. Online playback of the webcast will be available following the Conference Call.

Washington Real Estate Investment Trust
About WashREIT

WashREIT owns approximately 7,300 residential apartment homes in the Washington, DC metro and the Southeast. WashREIT also owns and operates approximately 300,000 square feet of commercial space in the Washington, DC metro region. We are focused on providing quality housing to under-served, middle-income renters in submarkets poised for strong, sustained demand. With a proven track record in residential repositioning, we are utilizing the experience and research from the Washington, DC metro region to continue to grow as we geographically diversify into Southeastern markets. We are targeting the deepest demand segments in submarkets with the greatest probability of rent growth outperformance, and tailoring our specific investment strategy to best create value.
Note: WashREIT's press releases and supplemental financial information are available on the Company website at www.washreit.com or by contacting Investor Relations at (202) 774-3200.

Forward Looking Statements
Certain statements in our earnings release and on our conference call are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of WashREIT to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Currently, one of the most significant factors continues to be the adverse effect of the COVID-19 virus, including any variants and mutations thereof, the actions taken to contain the pandemic or mitigate the impact of COVID-19, and the direct and indirect economic effects of the pandemic and containment measures. The extent to which COVID-19 continues to impact WashREIT, its properties and its residents and tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, the continued speed and success of the vaccine distribution, effectiveness and willingness of people to take COVID-19 vaccines, and the duration of associated immunity and their efficacy against emerging variants of COVID-19, among others. Moreover, investors are cautioned to interpret many of the risks identified in the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2020 filed on February 16, 2021, as being heightened as a result of the ongoing and numerous adverse impacts of COVID-19. Additional factors which may cause the actual results, performance, or achievements of WashREIT to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements include, but are not limited to the risks associated with the failure to enter into and/or complete contemplated acquisitions or dispositions within the price ranges anticipated and on the terms and timing anticipated, or at all; our ability to execute on our strategies, including new strategies with respect to our operations and our portfolio, including the acquisition of residential properties in the Southeastern markets, on the terms anticipated, or at all, and to realize any anticipated benefits, including the performance of any acquired residential properties at the levels anticipated; our ability to lease up Trove on the timing anticipated; our ability to reduce actual net leverage to levels consistent with our targeted net leverage range; the risks associated with ownership of real estate in general and our real estate assets in particular; the economic health of the greater Washington, DC metro region and the larger Southeastern region; changes in the composition and geographic location of our portfolio; fluctuations in interest rates; reductions in or actual or threatened changes to the timing of federal government spending; the risks related to use of third-party providers; the economic health of our residents and tenants; the availability and terms of financing and capital and the general volatility of securities markets; compliance with applicable laws, including those concerning the environment and access by persons with disabilities; the risks related to not having adequate insurance to cover potential losses; the risks related to our organizational structure and limitations of stock ownership; changes in the market value of securities; terrorist attacks or actions and/or cyber-attacks; failure to qualify and maintain our qualification as a REIT and the risks of changes in laws affecting REITs; and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2020 Form 10-K filed on February 16, 2021. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We undertake no obligation to update our forward-looking statements or risk factors to reflect new information, future events, or otherwise.

This Earnings Release also includes certain forward-looking non-GAAP information. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these estimates, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable efforts.

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
OPERATING RESULTS	2021	2020	2021	2020
Revenue
Real estate rental revenue	$42,499	$43,716	$124,403	$133,216
Expenses
Property operating and maintenance	9,901	10,372	28,655	29,598
Real estate taxes and insurance	5,544	5,741	16,525	17,420
Property management	1,499	1,541	4,448	4,682
General and administrative	7,909	6,330	19,838	17,963
Transformation costs	1,016	—	4,796	—
Depreciation and amortization	18,252	18,064	52,542	52,683
	44,121	42,048	126,804	122,346
Loss on sale of real estate	—	—	—	(7,539)
Real estate operating (loss) income	(1,622)	1,668	(2,401)	3,331
Other income (expense)
Interest expense	(8,106)	(8,711)	(28,387)	(28,307)
Loss on interest rate derivatives	(106)	—	(5,866)	—
(Loss) gain on extinguishment of debt	(12,727)	—	(12,727)	262
Other income	231	—	3,037	—
	(20,708)	(8,711)	(43,943)	(28,045)
Loss from continuing operations	(22,330)	(7,043)	(46,344)	(24,714)
Discontinued operations:
Income from operations of properties sold or held for sale	7,208	6,087	23,083	20,071
Gain on sale of real estate, net	46,441	—	46,441	—
Income from discontinued operations	53,649	6,087	69,524	20,071
Net income (loss)	$31,319	$(956)	$23,180	$(4,643)

Loss from continuing operations	$(22,330)	$(7,043)	$(46,344)	$(24,714)
Depreciation and amortization	18,252	18,064	52,542	52,683
Loss on sale of depreciable real estate	—	—	—	7,539
Funds from continuing operations	(4,078)	11,021	6,198	35,508
Income from discontinued operations	53,649	6,087	69,524	20,071
Discontinued operations real estate depreciation and amortization	—	12,406	22,904	37,106
Gain on sale of real estate, net	(46,441)	—	(46,441)	—
Funds from discontinued operations	7,208	18,493	45,987	57,177
NAREIT funds from operations	$3,130	$29,514	$52,185	$92,685

Non-cash loss (gain) on extinguishment of debt	$833	$—	$833	$(1,177)
Tenant improvements and incentives, net of reimbursements	(331)	(4,013)	(904)	(6,962)
External and internal leasing commissions capitalized	(378)	(1,081)	(2,784)	(2,407)
Recurring capital improvements	(1,485)	(1,068)	(3,508)	(2,880)
Straight-line rents, net	(347)	(522)	(1,520)	(1,840)
Non-cash fair value interest expense	—	—	—	(59)
Non-real estate depreciation & amortization of debt costs	1,330	956	4,024	2,808
Amortization of lease intangibles, net	(32)	464	540	1,465
Amortization and expensing of restricted share and unit compensation	2,651	2,479	6,478	5,901
Adjusted funds from operations	$5,371	$26,729	$55,344	$87,534

Washington Real Estate Investment Trust

		Three Months Ended September 30,		Nine Months Ended September 30,
Per share data:		2021	2020	2021	2020
Loss from continuing operations	(Basic)	$(0.26)	$(0.09)	$(0.55)	$(0.31)
	(Diluted)	$(0.26)	$(0.09)	$(0.55)	$(0.31)
Net income (loss)	(Basic)	$0.37	$(0.01)	$0.27	$(0.06)
	(Diluted)	$0.37	$(0.01)	$0.27	$(0.06)
NAREIT FFO	(Basic)	$0.04	$0.36	$0.61	$1.12
	(Diluted)	$0.04	$0.36	$0.61	$1.12

Dividends paid		$0.17	$0.30	$0.77	$0.90

Weighted average shares outstanding - basic		84,496	82,186	84,457	82,142
Weighted average shares outstanding - diluted		84,496	82,186	84,457	82,142
Weighted average shares outstanding - diluted (for NAREIT FFO)		84,586	82,357	84,534	82,322

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	September 30, 2021	December 31, 2020
Assets
Land	$306,507	$301,709
Income producing property	1,544,217	1,473,335
	1,850,724	1,775,044
Accumulated depreciation and amortization	(384,392)	(335,006)
Net income producing property	1,466,332	1,440,038
Properties under development or held for future development	30,254	36,494
Total real estate held for investment, net	1,496,586	1,476,532
Investment in real estate held for sale, net	—	795,687
Cash and cash equivalents	307,797	7,697
Restricted cash	605	593
Rents and other receivables	14,713	9,725
Prepaid expenses and other assets	33,109	29,587
Other assets related to properties sold or held for sale	—	89,997
Total assets	$1,852,810	$2,409,818

Liabilities
Notes payable, net	$496,823	$945,370
Line of credit	—	42,000
Accounts payable and other liabilities	38,864	44,067
Dividend payable	14,440	25,361
Advance rents	1,747	2,461
Tenant security deposits	4,480	4,221
Other liabilities related to properties sold or held for sale	—	25,229
Total liabilities	556,354	1,088,709

Equity
Shareholders' equity
Preferred shares; $0.01 par value; 10,000 shares authorized; no shares issued or outstanding	—	—
Shares of beneficial interest, $0.01 par value; 150,000 and 100,000 shares authorized; 84,628 and 84,409 shares issued and outstanding, as of September 30, 2021 and December 31, 2020, respectively	846	844
Additional paid in capital	1,656,821	1,649,366
Distributions in excess of net income	(341,052)	(298,860)
Accumulated other comprehensive loss	(20,468)	(30,563)
Total shareholders' equity	1,296,147	1,320,787

Noncontrolling interests in subsidiaries	309	322
Total equity	1,296,456	1,321,109

Total liabilities and equity	$1,852,810	$2,409,818

Washington Real Estate Investment Trust

The following tables contain reconciliations of net loss for the periods presented (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income (loss)	$31,319	$(956)	$23,180	$(4,643)
Adjustments:
Property management	1,499	1,541	4,448	4,682
General and administrative	7,909	6,330	19,838	17,963
Transformation costs	1,016	—	4,796	—
Real estate depreciation and amortization	18,252	18,064	52,542	52,683
Loss on sale of real estate	—	—	—	7,539
Interest expense	8,106	8,711	28,387	28,307
Loss on interest rate derivatives	106	—	5,866	—
Loss (gain) on extinguishment of debt	12,727	—	12,727	(262)
Other income	(231)	—	(3,037)	—
Discontinued operations:
Income from operations of properties sold or held for sale	(7,208)	(6,087)	(23,083)	(20,071)
Gain on sale of real estate, net	(46,441)	—	(46,441)	—
Total Net Operating Income (NOI)	$27,054	$27,603	$79,223	$86,198

Multifamily NOI:
Same-store portfolio	$22,405	$22,494	$67,052	$69,654
Acquisitions	276	—	276	—
Development	1,000	34	1,732	(199)
Non-residential	219	104	$575	$387
Total	23,900	22,632	69,635	69,842
Watergate 600 NOI	3,154	3,316	9,588	9,748
Other NOI (1)	—	1,655	—	6,608
Total NOI	$27,054	$27,603	$79,223	$86,198

(1) Represents other continuing operations office properties sold in 2020: Monument II, 1227 25th Street, John Marshall II

Washington Real Estate Investment Trust

The following table contains a reconciliation of net income (loss) to core funds from operations for the periods presented (in thousands, except per share data):
		Three Months Ended September 30,		Nine Months Ended September 30,
		2021	2020	2021	2020
Net income (loss)		$31,319	$(956)	$23,180	$(4,643)
Add:
Real estate depreciation and amortization		18,252	18,064	52,542	52,683
Loss on sale of depreciable real estate		—	—	—	7,539
Discontinued operations:
Gain on sale of real estate, net		(46,441)	—	(46,441)	—
Real estate depreciation and amortization		—	12,406	22,904	37,106
NAREIT funds from operations		3,130	29,514	52,185	92,685
Add:
Loss (gain) on extinguishment of debt		12,727	—	12,727	(262)
Loss on interest rate derivatives		106	—	5,866	—
Severance expense		—	—	173	—
Transformation costs		1,016	—	4,796	—
Core funds from operations		$16,979	$29,514	$75,747	$92,423

		Three Months Ended September 30,		Nine Months Ended September 30,
Per share data:		2021	2020	2021	2020
NAREIT FFO	(Basic)	$0.04	$0.36	$0.61	$1.12
	(Diluted)	$0.04	$0.36	$0.61	$1.12
Core FFO	(Basic)	$0.20	$0.36	$0.89	$1.12
	(Diluted)	$0.20	$0.36	$0.89	$1.12

Weighted average shares outstanding - basic		84,496	82,186	84,457	82,142
Weighted average shares outstanding - diluted (for NAREIT and Core FFO)		84,586	82,357	84,534	82,322

Washington Real Estate Investment Trust

Non-GAAP Financial Measures

Adjusted EBITDA is earnings before interest expense, taxes, depreciation, amortization, gain/loss on sale of real estate, casualty gain/loss, real estate impairment, gain/loss on extinguishment of debt, gain/loss on interest rate derivatives, severance expense, acquisition expenses and gain from non-disposal activities and transformation costs. Adjusted EBITDA is included herein because we believe it helps investors and lenders understand our ability to incur and service debt and to make capital expenditures. Adjusted EBITDA is a non-GAAP and non-standardized measure and may be calculated differently by other REITs.

Adjusted Funds From Operations (“AFFO”) is a non-GAAP measure. It is calculated by subtracting from FFO (1) recurring expenditures, tenant improvements and leasing costs, that are capitalized and amortized and are necessary to maintain our properties and revenue stream (excluding items contemplated prior to acquisition or associated with development / redevelopment of a property) and (2) straight line rents, then adding (3) non-real estate depreciation and amortization, (4) non-cash fair value interest expense and (5) amortization of restricted share compensation, then adding or subtracting the (6) amortization of lease intangibles, (7) real estate impairment and (8) non-cash gain/loss on extinguishment of debt, as appropriate. AFFO is included herein, because we consider it to be a performance measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. AFFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

Core Adjusted Funds From Operations ("Core AFFO") is calculated by adjusting AFFO for the following items (which we believe are not indicative of the performance of Washington REIT’s operating portfolio and affect the comparative measurement of Washington REIT’s operating performance over time): (1) gains or losses on extinguishment of debt and gains or losses on interest rate derivatives, (2) costs related to the acquisition of properties, (3) non-share-based executive transition costs, severance expenses and other expenses related to corporate restructuring and executive retirements or resignations, (4) property impairments, casualty gains and losses, and gains or losses on sale not already excluded from FAD, as appropriate, (5) relocation expense and (6) transformation costs. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core AFFO serves as a useful, supplementary performance measure of Washington REIT’s ability to incur and service debt, and distribute dividends to its shareholders. Core AFFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

Core Funds From Operations (“Core FFO”) is calculated by adjusting NAREIT FFO for the following items (which we believe are not indicative of the performance of Washington REIT’s operating portfolio and affect the comparative measurement of Washington REIT’s operating performance over time): (1) gains or losses on extinguishment of debt and gains or losses on interest rate derivatives, (2) expenses related to acquisition and structuring activities, (3) executive transition costs, severance expenses and other expenses related to corporate restructuring and executive retirements or resignations, (4) property impairments, casualty gains and losses, and gains or losses on sale not already excluded from NAREIT FFO, as appropriate, (5) relocation expense and (6) transformation costs. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of Washington REIT’s ability to incur and service debt, and distribute dividends to its shareholders. Core FFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

NAREIT Funds From Operations (“FFO”) is defined by 2018 National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) FFO White Paper Restatement, as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) associated with the sale of property, impairment of depreciable real estate and real estate depreciation and amortization. We consider NAREIT FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that NAREIT FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs. Our FFO may not be comparable to FFO reported by other real estate investment trusts. These other REITs may not define the term in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently. NAREIT FFO is a non-GAAP measure.

Net Operating Income (“NOI”), defined as real estate rental revenue less direct real estate operating expenses, is a non-GAAP measure. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain or loss on sale, if any), plus interest expense, depreciation and amortization, lease origination expenses, general and administrative expenses, acquisition costs, real estate impairment, casualty gain and losses and gain or loss on extinguishment of debt. NOI does not include management expenses, which consist of corporate property management costs and property management fees paid to third parties. We believe that NOI is a useful performance measures because, when compared across periods, it reflects the impact on operations of trends in occupancy rates, rental rates and operating costs on an unleveraged basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset. In addition, depreciation and amortization, because of historical cost accounting and

Washington Real Estate Investment Trust
useful life estimates, may distort operating performance at the property level. As a result of the foregoing, we provide NOI as a supplement to net income, calculated in accordance with GAAP. NOI does not represent net income or income from continuing operations calculated in accordance with GAAP. As such, NOI should not be considered an alternative to these measures as an indication of our operating performance.

Other Definitions

Average Effective Monthly Rent Per Home represents the average of effective rent (net of concessions) for in-place leases and the market rent for vacant homes.

Average Occupancy is based on average daily occupied homes as a percentage of total homes.

Current Strategy represents the class of each community in our portfolio based on a set of criteria. Our strategies consist of the following subcategories: Class A, Class A-, Class B Value-Add and Class B. A community's class is dependent on a variety of factors, including its vintage, site location, amenities and services, rent growth drivers and rent relative to the market.
•Class A communities are recently-developed, well-located, have competitive amenities and services and command average rental rates well above market median rents.
•Class A- communities have been developed within the past 20 years and feature operational improvements and unit upgrades and command rents at or above median market rents.
•Class B Value-Add communities are over 20 years old but feature operational improvements and strong potential for unit renovations. These communities command average rental rates below median market rents for units that have not been renovated.
•Class B communities are over 20 years old, feature operational improvements and command average rental rates below median market rents.

Debt Service Coverage Ratio is computed by dividing earnings attributable to the controlling interest before interest expense, taxes, depreciation, amortization, real estate impairment, gain on sale of real estate, gain/loss on extinguishment of debt, severance expense, relocation expense, acquisition and structuring expenses and gain/loss from non-disposal activities by interest expense (including interest expense from discontinued operations) and principal amortization.

Debt to Total Market Capitalization is total debt divided by the sum of total debt plus the market value of shares outstanding at the end of the period.

Earnings to Fixed Charges Ratio is computed by dividing earnings attributable to the controlling interest by fixed charges. For this purpose, earnings consist of income from continuing operations (or net income if there are no discontinued operations) plus fixed charges, less capitalized interest. Fixed charges consist of interest expense (excluding interest expense from discontinued operations), including amortized costs of debt issuance, plus interest costs capitalized.

Ending Occupancy is calculated as occupied homes as a percentage of total homes as of the last day of that period.

Lease Rate Growth is defined as the average percentage change in either gross (excluding the impact of concessions) or effective rent (net of concessions) for a new or renewed lease compared to the prior lease based on the move-in date. The blended rate represents the weighted average of new and renewal lease rate growth achieved.

Recurring Capital Expenditures represent non-accretive building improvements required to maintain current revenues. Recurring capital expenditures do not include acquisition capital that was taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to "operating standard".

Retention represents the percentage of leases renewed that were set to expire in the period presented.

Same-store Portfolio Properties include properties that were owned for the entirety of the years being compared, and exclude properties under redevelopment or development and properties acquired, sold or classified as held for sale during the years being compared. We categorize our properties as "same-store" or "non-same-store" for purposes of evaluating comparative operating performance. We define development properties as those for which we have planned or ongoing major construction activities on existing or acquired land pursuant to an authorized development plan. Development properties are categorized as same-store when they have reached stabilized occupancy (90%) before the start of the prior year. We define redevelopment properties as those for which have planned or ongoing significant development and construction activities on existing or acquired buildings pursuant to an authorized plan, which has an impact on current operating results, occupancy and the ability to lease space with the intended result of a higher economic return on the property. We categorize a redevelopment property as same-store when redevelopment activities have been complete for the majority of each year being compared.

Transformation Costs include costs related to the strategic transformation including consulting, advisory and termination benefits.

Table of Contents
September 30, 2021

Summary of Changes to our Supplemental Financial Information

With the sales of the Office and Retail portfolios during the third quarter of 2021, WashREIT accelerated its strategic transformation into a multifamily REIT operating in the Washington metro and Southeastern markets. Due to this transformation, we have modified our Supplemental reporting package to better align with our peers which allows for increased transparency and comparability. A summary of our key changes is as follows:

Net Operating Income (NOI): We have modified our calculation of NOI to exclude property management expenses and have retrospectively adjusted previously reported NOI to conform with this change. We believe this modification better presents the impact of trends in occupancy rates, rental rates and operating costs on our operating performance and also makes our calculation of NOI more comparable to the calculation used by some of our peers. The impact of this change in calculation on multifamily NOI is as follows (in thousands):

	Nine Months Ended		Three Months Ended
	9/30/2021	9/30/2020	9/30/2021	6/30/2021	03/31/2021	12/31/2020	09/30/2020
Real estate rental revenue	$111,075	$108,942	$38,046	$36,862	36,167	36,196	36,292
Real estate expenses	(45,531)	(43,083)	(15,527)	(14,832)	(15,172)	(15,032)	(14,988)
NOI (including property management expenses)	65,544	65,859	22,519	22,030	20,995	21,164	21,304
Deduct: property management expenses	4,091	3,983	1,381	1,364	1,346	1,280	1,328
NOI (excluding property management expenses)	$69,635	$69,842	$23,900	$23,394	$22,341	$22,444	$22,632

Operating margin (including property management expenses)	59%	60%	59%	60%	58%	58%	59%
Operating margin (excluding property management expenses)	63%	64%	63%	63%	62%	62%	62%

Same-store Residential NOI: We have updated our definition of NOI for residential communities to exclude NOI from non-residential sources (e.g., ground-level retail tenants). The separation of non-residential NOI from residential NOI provides additional transparency by distinguishing between the core operations of the business and ancillary NOI.

Adjusted Funds from Operations (AFFO): We have changed the name of the non-GAAP financial measure, Funds Available for Distribution (FAD), to AFFO. There is no material difference in the definition of AFFO and FAD. We believe that AFFO is the preferred term in the multifamily sector when disclosing recurring cash flows.

Geographic performance: We have included a detail of our same-store operating results by geographic region as we continue executing our strategic plan to diversify into multiple geographic regions.

Same-store metrics: We have expanded our disclosure of same-store metrics, including the additions of operating margin and effective lease rate growth.

Real estate expense detail: We have disaggregated our real estate expenses on the Consolidated Statements of Operations to provide further detail and transparency into our operating expenses.

Consolidated Statements of Operations (In thousands, except per share data) (Unaudited)

	Nine Months Ended				Three Months Ended
OPERATING RESULTS	9/30/2021		9/30/2020		9/30/2021		6/30/2021		3/31/2021		12/31/2020		9/30/2020
Revenues
Real estate rental revenue	$124,403		$133,216		$42,499		$41,297		$40,607		$42,788		$43,716
Expenses
Property operating and maintenance	(28,655)		(29,598)		(9,901)		(9,359)		(9,395)		(10,027)		(10,372)
Real estate taxes and insurance	(16,525)		(17,420)		(5,544)		(5,385)		(5,596)		(5,937)		(5,741)
Property management	(4,448)		(4,682)		(1,499)		(1,486)		(1,463)		(1,463)		(1,541)
General and administrative	(19,838)		(17,963)		(7,909)		(6,325)		(5,604)		(5,988)		(6,330)
Transformation costs	(4,796)		—		(1,016)		(3,780)		—		—		—
Depreciation and amortization	(52,542)		(52,683)		(18,252)		(17,303)		(16,987)		(17,653)		(18,064)
	(126,804)		(122,346)		(44,121)		(43,638)		(39,045)		(41,068)		(42,048)
Loss on sale of real estate	—		(7,539)		—		—		—		(7,470)		—
Real estate operating (loss) income	(2,401)		3,331		(1,622)		(2,341)		1,562		(5,750)		1,668
Other income (expense)
Interest expense	(28,387)		(28,307)		(8,106)		(10,158)		(10,123)		(8,998)		(8,711)
Loss on interest rate derivatives	(5,866)		—		(106)		(5,760)		—		(560)		—
(Loss) gain on extinguishment of debt	(12,727)		262		(12,727)		—		—		(296)		—
Other income	3,037		—		231		1,522		1,284		—		—
Loss from continuing operations	(46,344)		(24,714)		(22,330)		(16,737)		(7,277)		(15,604)		(7,043)
Discontinued operations:
Income from operations of properties sold or held for sale	23,083		20,071		7,208		9,745		6,130		4,567		6,087
Gain on sale of real estate, net	46,441		—		46,441		—		—		—		—
Income from discontinued operations	69,524		20,071		53,649		9,745		6,130		4,567		6,087
Net income (loss)	$23,180		$(4,643)		$31,319		$(6,992)		$(1,147)		$(11,037)		$(956)
Per Share Data:
Net income (loss)	$0.27		$(0.06)		$0.37		$(0.08)		$(0.02)		$(0.13)		$(0.01)
Fully diluted weighted average shares outstanding	84,457		82,142		84,496		84,461		84,413		82,962		82,186
Percentage of Revenues:
General and administrative expenses	15.9%		13.5%		18.6%		15.3%		13.8%		14.0%		14.5%
Ratios:
Adjusted EBITDA / Interest expense	3.7	x	4.3	x	3.1	x	4.0	x	3.9	x	4.1	x	4.4	x
Net income (loss) / Real estate rental revenue	18.6%		(3.5)%		73.7%		(16.9)%		(2.8)%		(25.8)%		(2.2)%

Consolidated Balance Sheets (In thousands, except per share data) (Unaudited)

	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Assets
Land	$306,507	$301,709	$301,709	$301,709	$324,155
Income producing property	1,544,217	1,490,975	1,483,774	1,473,335	1,542,440
	1,850,724	1,792,684	1,785,483	1,775,044	1,866,595
Accumulated depreciation and amortization	(384,392)	(367,519)	(351,133)	(335,006)	(369,116)
Net income producing property	1,466,332	1,425,165	1,434,350	1,440,038	1,497,479
Properties under development or held for future development	30,254	30,065	29,718	36,494	76,359
Total real estate held for investment, net	1,496,586	1,455,230	1,464,068	1,476,532	1,573,838
Investment in real estate held for sale, net	—	779,121	785,763	795,687	802,203
Cash and cash equivalents	307,797	5,435	3,015	7,697	3,810
Restricted cash	605	595	566	593	606
Rents and other receivables	14,713	12,916	11,329	9,725	18,132
Prepaid expenses and other assets	33,109	28,297	28,126	29,587	39,540
Other assets related to properties sold or held for sale	—	86,811	87,169	89,997	94,143
Total assets	$1,852,810	$2,368,405	$2,380,036	$2,409,818	$2,532,272
Liabilities
Notes payable, net	$496,823	$945,905	$945,634	$945,370	$897,443
Line of credit	—	43,000	33,000	42,000	186,000
Accounts payable and other liabilities	38,864	47,897	44,241	44,067	81,579
Dividend payable	14,440	25,474	25,424	25,361	24,767
Advance rents	1,747	1,572	1,667	2,461	2,104
Tenant security deposits	4,480	4,374	4,256	4,221	4,731
Other liabilities related to properties sold or held for sale	—	23,748	26,912	25,229	28,533
Total liabilities	556,354	1,091,970	1,081,134	1,088,709	1,225,157
Equity
Preferred shares; $0.01 par value; 10,000 shares authorized	—	—	—	—	—
Shares of beneficial interest, $0.01 par value; 150,000 shares authorized	846	846	846	844	824
Additional paid-in capital	1,656,821	1,654,409	1,651,680	1,649,366	1,601,160
Distributions in excess of net income	(341,052)	(357,934)	(325,469)	(298,860)	(262,435)
Accumulated other comprehensive loss	(20,468)	(21,200)	(28,473)	(30,563)	(32,759)
Total shareholders' equity	1,296,147	1,276,121	1,298,584	1,320,787	1,306,790
Noncontrolling interests in subsidiaries	309	314	318	322	325
Total equity	1,296,456	1,276,435	1,298,902	1,321,109	1,307,115
Total liabilities and equity	$1,852,810	$2,368,405	$2,380,036	$2,409,818	$2,532,272

Funds from Operations (In thousands, except per share data) (Unaudited)

	Nine Months Ended		Three Months Ended
	9/30/2021	9/30/2020	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Funds from operations (FFO) (1)
Net income (loss)	$23,180	$(4,643)	$31,319	$(6,992)	$(1,147)	$(11,037)	$(956)
Real estate depreciation and amortization	52,542	52,683	18,252	17,303	16,987	17,653	18,064
Loss on sale of depreciable real estate	—	7,539	—	—	—	7,470	—
Discontinued operations:
Gain on sale of depreciable real estate, net	(46,441)	—	(46,441)	—	—	—	—
Real estate depreciation and amortization	22,904	37,106	—	10,248	12,656	12,588	12,406
NAREIT funds from operations (FFO)	52,185	92,685	3,130	20,559	28,496	26,674	29,514
Loss (gain) on extinguishment of debt	12,727	(262)	12,727	—	—	296	—
Loss on interest rate derivatives	5,866	—	106	5,760	—	560	—
Severance expense	173	—	—	—	173	—	—
Transformation costs	4,796	—	1,016	3,780	—	—	—
Core FFO (1)	$75,747	$92,423	$16,979	$30,099	$28,669	$27,530	$29,514

Allocation to participating securities (2)	(349)	(453)	(73)	(137)	(139)	(92)	(151)

NAREIT FFO per share - basic	$0.61	$1.12	$0.04	$0.24	$0.34	$0.32	$0.36
NAREIT FFO per share - fully diluted	$0.61	$1.12	$0.04	$0.24	$0.34	$0.32	$0.36

Core FFO per share - fully diluted	$0.89	$1.12	$0.20	$0.35	$0.34	$0.33	$0.36

Common dividend per share	$0.77	$0.90	$0.17	$0.30	$0.30	$0.30	$0.30

Average shares - basic	84,457	82,142	84,496	84,461	84,413	82,962	82,186
Average shares - fully diluted (for NAREIT FFO and Core FFO)	84,534	82,322	84,586	84,519	84,495	83,093	82,357
______________________________
(1) See "Definitions" on page 11 for the definitions of NAREIT FFO and Core FFO.
(2) Adjustment to the numerators for FFO and Core FFO per share calculations when applying the two-class method for calculating EPS.

Adjusted Funds from Operations (In thousands, except per share data) (Unaudited)

	Nine Months Ended		Three Months Ended
	9/30/2021	9/30/2020	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Adjusted funds from operations (AFFO) (1)
NAREIT FFO	$52,185	$92,685	$3,130	$20,559	$28,496	$26,674	$29,514
Non-cash loss (gain) on extinguishment of debt	833	(1,177)	833	—	—	296	—
Tenant improvements and incentives, net of reimbursements	(904)	(6,962)	(331)	(1,112)	539	(6,250)	(4,013)
External leasing commissions capitalized	(2,784)	(2,407)	(378)	(1,868)	(538)	(1,445)	(1,081)
Recurring capital improvements	(3,508)	(2,880)	(1,485)	(1,156)	(867)	(2,164)	(1,068)
Straight-line rent, net	(1,520)	(1,840)	(347)	(625)	(548)	82	(522)
Non-cash fair value interest expense	—	(59)	—	—	—	—	—
Non-real estate depreciation and amortization of debt costs	4,024	2,808	1,330	1,350	1,344	987	956
Amortization of lease intangibles, net	540	1,465	(32)	195	377	477	464
Amortization and expensing of restricted share and unit compensation (2)	6,478	5,901	2,651	2,163	1,664	1,972	2,479
AFFO	55,344	87,534	5,371	19,506	30,467	20,629	26,729
Cash loss on extinguishment of debt	11,894	915	11,894	—	—	—	—
Loss on interest rate derivatives	5,866	—	106	5,760	—	560	—
Non-share-based severance expense	103	—	—	—	103	—	—
Transformation costs (3)	4,376	—	674	3,703	—	—	—
Core AFFO (1)	$77,583	$88,449	$18,045	$28,969	$30,570	$21,189	$26,729
______________________________

(1) See "Definitions" on page 11 for the definitions of AFFO and Core AFFO. This measure was previously called Funds Available for Distribution ("FAD"). There were no material changes made to the definition.

(2) Includes share award modifications related to transformation costs
(3) Excludes share award modifications related to transformation costs

Net Operating Income (NOI) - Multifamily (Dollars In thousands)

	Apartment Homes as of 9/30/2021	Nine Months Ended		Three Months Ended
		9/30/2021	9/30/2020	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Rental and other property revenues
Same-store (1)	6,658	$105,641	$107,651	$35,408	$35,321	$34,912	$35,205	$35,674
Acquisitions (2)	240	488	—	488	—	—	—	—
Development (3)	401	4,152	696	1,846	1,330	976	698	445
Non-residential (4)	N/A	794	595	304	211	279	293	173
Total rental and other property revenues	7,299	111,075	108,942	38,046	36,862	36,167	36,196	36,292

Property operating expenses
Same-store		38,589	37,997	13,003	12,550	13,036	12,996	13,180
Acquisitions		212	—	212	—	—	—	—
Development		2,420	895	846	853	721	684	411
Non-residential		219	208	85	65	69	72	69
Total property operating expenses		41,440	39,100	14,146	13,468	13,826	13,752	13,660

Net Operating Income (NOI)
Same-store		67,052	69,654	22,405	22,771	21,876	22,209	22,494
Acquisitions		276	—	276	—	—	—	—
Development		1,732	(199)	1,000	477	255	14	34
Non-residential		575	387	219	146	210	221	104
Total NOI		$69,635	$69,842	$23,900	$23,394	$22,341	$22,444	$22,632

Same-store metrics
Operating margin		63%	65%	63%	64%	63%	63%	63%
Retention		56%	59%	60%	57%	51%	51%	58%

Effective lease rate growth
New		(5.5)%	(5.2)%	3.2%	(8.1)%	(15.0)%	(15.1)%	(8.7)%
Renewal		3.8%	2.2%	5.1%	3.5%	1.9%	2.6%	1.4%
Blended		(0.6)%	(0.9)%	4.3%	(2.1)%	(6.8)%	(6.4)%	(3.1)%
______________________________
(1)     Includes properties that were owned for the entirety of the years being compared, and excludes properties under redevelopment or development and properties acquired, sold or classified as held for sale during the years being compared.
(2)    Includes properties that were acquired during one of the years presented. An acquired property is categorized as same-store when it has been owned for the entirety of the years being compared.
(3)    Includes properties for which we have planned or ongoing major construction activities on existing or acquired land pursuant to an authorized development plan. We consider a property's development activities to be complete when the property is ready for its intended use. The property is categorized as same-store when it has been ready for its intended use for the entirety of the years being compared.
(4)     Includes revenues and expenses from retail and public parking garage operations at multifamily properties.

Same-Store Operating Results - Multifamily (Dollars in thousands, except Average Effective Monthly Rent per Home)

		Rental and Other Property Revenue			Property Operating Expenses			Net Operating Income			Average Occupancy			Average Effective Monthly Rent per Home
Quarter-to-Date Comparison	Apt Homes	Q3 2021	Q3 2020	% Chg	Q3 2021	Q3 2020	% Chg	Q3 2021	Q3 2020	% Chg	Q3 2021	Q3 2020	% Chg	Q3 2021	Q3 2020	% Chg
Virginia	5,138	$27,650	$27,810	(0.6)%	$10,072	$10,259	(1.8)%	$17,578	$17,551	0.2%	95.8%	94.6%	1.3%	$1,665	$1,711	(2.7)%
DC / Maryland	1,520	7,758	7,864	(1.3)%	2,931	2,921	0.3%	4,827	4,943	(2.3)%	95.8%	93.4%	2.6%	1,672	1,740	(3.9)%
DC Metro Total	6,658	$35,408	$35,674	(0.7)%	$13,003	$13,180	(1.3)%	$22,405	$22,494	(0.4)%	95.8%	94.3%	1.6%	$1,666	$1,717	(3.0)%

Sequential Comparison	Apt Homes	Q3 2021	Q2 2021	% Chg	Q3 2021	Q2 2021	% Chg	Q3 2021	Q2 2021	% Chg	Q3 2021	Q2 2021	% Chg	Q3 2021	Q2 2021	% Chg
Virginia	5,138	$27,650	$27,507	0.5%	$10,072	$9,568	5.3%	$17,578	$17,939	(2.0)%	95.8%	95.3%	0.5%	$1,665	$1,657	0.5%
DC / Maryland	1,520	7,758	7,814	(0.7)%	2,931	2,982	(1.7)%	4,827	4,832	(0.1)%	95.8%	94.3%	1.6%	1,672	1,685	(0.8)%
DC Metro Total	6,658	$35,408	$35,321	0.2%	$13,003	$12,550	3.6%	$22,405	$22,771	(1.6)%	95.8%	95.1%	0.7%	$1,666	$1,664	0.1%

Year-to-Date Comparison	Apt Homes	YTD 2021	YTD 2020	% Chg	YTD 2021	YTD 2020	% Chg	YTD 2021	YTD 2020	% Chg	YTD 2021	YTD 2020	% Chg	YTD 2021	YTD 2020	% Chg
Virginia	5,138	$82,466	$83,523	(1.3)%	$29,737	$29,625	0.4%	$52,729	$53,898	(2.2)%	95.4%	94.9%	0.5%	$1,665	$1,719	(3.1)%
DC / Maryland	1,520	23,175	24,128	(3.9)%	8,852	8,372	5.7%	14,323	15,756	(9.1)%	94.0%	94.2%	(0.2)%	1,690	1,767	(4.4)%
DC Metro Total	6,658	$105,641	$107,651	(1.9)%	$38,589	$37,997	1.6%	$67,052	$69,654	(3.7)%	95.1%	94.7%	0.4%	$1,671	$1,730	(3.4)%

Same-Store Operating Expenses - Multifamily (In thousands)

Quarter-to-Date Comparison	Q3 2021	Q3 2020	$ Change	% Change	% of Q3 2021 Total
Controllable (1)	$6,591	$6,827	$(236)	(3.5)%	50.7%
Non-Controllable (2)	6,412	6,353	59	0.9%	49.3%
Total same-store operating expenses	$13,003	$13,180	$(177)	(1.3)%	100.0%

Sequential Comparison	Q3 2021	Q2 2021	$ Change	% Change	% of Q3 2021 Total
Controllable	$6,591	$6,586	$5	0.1%	50.7%
Non-Controllable	6,412	5,964	448	7.5%	49.3%
Total same-store operating expenses	$13,003	$12,550	$453	3.6%	100.0%

Year-to-Date Comparison	YTD 2021	YTD 2020	$ Change	% Change	% of YTD 2021 Total
Controllable	$19,600	$19,285	$315	1.6%	50.8%
Non-Controllable	18,989	18,712	277	1.5%	49.2%
Total same-store operating expenses	$38,589	$37,997	$592	1.6%	100.0%

______________________________
(1) Controllable operating expenses consist of:
Payroll, Repairs & Maintenance, Marketing, Administrative and other
(2) Non-Controllable operating expenses consist of:
Utilities, Insurance and Real Estate Taxes

Acquisition and Disposition Summary (Dollars in thousands)

Acquisitions (1)
	Location	Acquisition Date	Number of Homes	September 30, 2021 Average Occupancy (YTD)	Contract Purchase Price (in thousands)
The Oxford	Conyers, GA	August 10, 2021	240	93.5%	$48,000

Dispositions
	Location	Disposition Date	Square Feet	Contract Sales Price (in thousands)	GAAP (Loss) gain on Sale (in thousands)
Office Portfolio (2)	VA, DC	July 26, 2021	2,370,000	$766,000	$(11,220)
Retail Portfolio (3)	VA, DC, MD	September 22, 2021	693,000	168,314	57,661

			3,063,000	$934,314	$46,441
______________________________
(1) Subsequent to the end of the third quarter of 2021, we executed a purchase and sale agreement to acquire additional residential communities in the Southeast region for a contract sales price of $106.0 million.

(2) Office Portfolio consists of twelve office properties: 1901 Pennsylvania Avenue, 515 King Street, 1220 19th Street, 1600 Wilson Boulevard, Silverline Center, Courthouse Square, 2000 M Street, 1140 Connecticut Avenue, Army Navy Club, 1775 Eye Street, Fairgate at Ballston and Arlington Tower.

(3) Retail Portfolio consists of eight retail properties: Takoma Park, Westminster, Concord Centre, Chevy Chase Metro Plaza, 800 S. Washington Street, Randolph Shopping Center, Montrose Shopping Center and Spring Valley Village.

Multifamily Communities
September 30, 2021

Property	Location	Apartment Homes	Current Strategy	Year Acquired	Year Built	Average Occupancy (1)	Ending Occupancy	% of Total Portfolio NOI (1)
Virginia
Assembly Alexandria	Alexandria, VA	532	B Value-Add	2019	1990	95.5%	97.0%	7%
Cascade at Landmark	Alexandria, VA	277	B Value-Add	2019	1988	95.0%	94.6%	4%
Clayborne	Alexandria, VA	74	A-	N/A	2008	96.2%	97.3%	1%
Riverside Apartments	Alexandria, VA	1,222	B Value-Add	2016	1971	94.7%	95.5%	14%
Bennett Park	Arlington, VA	224	A-	N/A	2007	96.5%	96.4%	5%
Park Adams	Arlington, VA	200	B	1969	1959	95.3%	96.5%	3%
The Maxwell	Arlington, VA	163	A-	N/A	2014	95.9%	95.7%	2%
The Paramount	Arlington, VA	135	B	2013	1984	95.9%	97.8%	2%
The Wellington	Arlington, VA	711	B Value Add	2015	1960	94.8%	95.5%	8%
Trove	Arlington, VA	401	A	N/A	2020	52.9%	82.8%	2%
Roosevelt Towers	Falls Church, VA	191	B	1965	1964	95.8%	97.4%	2%
Assembly Dulles	Herndon, VA	328	B Value-Add	2019	2000	95.9%	97.6%	4%
Assembly Herndon	Herndon, VA	283	B Value-Add	2019	1991	95.0%	97.5%	3%
Assembly Leesburg	Leesburg, VA	134	B	2019	1986	96.5%	96.3%	2%
Assembly Manassas	Manassas, VA	408	B Value-Add	2019	1986	95.7%	95.1%	5%
The Ashby at McLean	McLean, VA	256	B	1996	1982	96.6%	96.9%	5%
Washington, DC
3801 Connecticut Avenue	Washington, DC	307	B Value-Add	1963	1951	92.6%	96.4%	3%
Kenmore Apartments	Washington, DC	374	B Value-Add	2008	1948	91.3%	94.4%	4%
Yale West	Washington, DC	216	A-	2014	2011	95.4%	95.4%	4%
Maryland
Bethesda Hill Apartments	Bethesda, MD	195	B	1997	1986	95.8%	95.9%	3%
Assembly Germantown	Germantown, MD	218	B Value-Add	2019	1990	95.4%	97.7%	2%
Assembly Watkins Mill	Gaithersburg, MD	210	B	2019	1975	96.7%	96.7%	2%
Georgia
The Oxford	Conyers, GA	240	B	2021	1999	93.5%	95.4%	<1%
______________________________
(1)     For the nine months ended September 30, 2021.

Office Properties
September 30, 2021

Property	Location	Year Acquired	Year Built	Net Rentable Square Feet	Leased % (1)	Ending Occupancy (1)	% of Total Portfolio NOI (2)
Washington, DC
Watergate 600	Washington, DC	2017	1972/1997	295,000	91.2%	88.4%	12%
______________________________
(1)     The leased and occupied square footage for office properties includes short-term lease agreements.
(2)     For the nine months ended September 30, 2021.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (In thousands) (Unaudited)

	Nine Months Ended		Three Months Ended
	9/30/2021	9/30/2020	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Adjusted EBITDA (1)

Net income (loss)	$23,180	$(4,643)	$31,319	$(6,992)	$(1,147)	$(11,037)	$(956)
Add/(deduct):
Interest expense	28,387	28,307	8,106	10,158	10,123	8,998	8,711
Real estate depreciation and amortization	75,446	89,789	18,252	27,551	29,643	30,241	30,470
Non-real estate depreciation	701	713	234	234	233	229	234
Severance expense	173	—	—	—	173	—	—
Transformation costs	4,796	—	1,016	3,780	—	—	—
(Gain) loss on sale of depreciable real estate, net	(46,441)	7,539	(46,441)	—	—	7,470	—
Loss (gain) on extinguishment of debt	12,727	(262)	12,727	—	—	296	—
Loss on interest rate derivatives	5,866	—	106	5,760	—	560	—
Adjusted EBITDA	$104,835	$121,443	$25,319	$40,491	$39,025	$36,757	$38,459
______________________________
(1) Adjusted EBITDA is earnings before interest expense, taxes, depreciation, amortization, gain/loss on sale of real estate, casualty gain/loss, real estate impairment, gain/loss on extinguishment of debt, gain/loss on interest rate derivatives, severance expense, acquisition expenses, gain from non-disposal activities and transformation costs. We consider Adjusted EBITDA to be an appropriate supplemental performance measure because it permits investors to view income from operations without the effect of depreciation, and the cost of debt or non-operating gains and losses. Adjusted EBITDA is a non-GAAP measure.

Long Term Debt Analysis ($'s in thousands)

	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Balances Outstanding

Unsecured
Fixed rate bonds	$396,993	$696,387	$696,174	$695,968	$348,522
Term loan	99,830	249,518	249,460	249,402	548,921
Credit facility	—	43,000	33,000	42,000	186,000
Total	$496,823	$988,905	$978,634	$987,370	$1,083,443

Weighted Average Interest Rates

Unsecured
Fixed rate bonds	4.5%	4.3%	4.3%	4.3%	4.5%
Term loan (1)	2.3%	2.9%	2.9%	2.9%	2.6%
Credit facility	—%	1.1%	1.1%	1.1%	1.1%
Weighted Average	4.1%	3.8%	3.8%	3.8%	3.0%
______________________________
(1) WashREIT has entered into an interest rate swap to effectively fix the floating interest rate on its total $100.0 million aggregate principal of its term loan outstanding as of September 30, 2021 (see page 27).

Note: The current debt balances outstanding are shown net of discounts, premiums and unamortized debt costs (see page 27).

Long Term Debt Maturities (in thousands, except average interest rates)
September 30, 2021

	Future Maturities of Debt
Year	Unsecured Debt		Credit Facility	Total Debt	Avg Interest Rate
2021	$—		$—	$—	—%
2022	—		—	—	—%
2023	100,000	(1)	—	100,000	2.3%
2024	—		—	—	—%
2025	—		—	—	—%
2026	—		—	—	—%
Thereafter	400,000		—	400,000	4.5%
Scheduled principal payments	$500,000		$—	$500,000	4.1%
Net discounts/premiums	(144)		—	(144)
Loan costs, net of amortization	(3,033)		—	(3,033)
Total maturities	$496,823		$—	$496,823	4.1%
Weighted average maturity = 7.5 years
______________________________
(1)    WashREIT entered into interest rate swaps to effectively fix a LIBOR plus 100 basis points floating interest rate to a 2.31% all-in fixed rate for the remaining $100.0 million portion of the 2018 Term Loan. The interest rates are fixed through the term loan maturity of July 2023.

Debt Covenant Compliance

	Unsecured Public Debt Covenants		Unsecured Private Debt Covenants
	Notes Payable		Line of Credit and Term Loans		Notes Payable
	Quarter Ended September 30, 2021	Covenant	Quarter Ended September 30, 2021	Covenant	Quarter Ended September 30, 2021	Covenant
% of Total Indebtedness to Total Assets(1)	28.1%	≤ 65.0%	N/A	N/A	N/A	N/A
Ratio of Income Available for Debt Service to Annual Debt Service	3.5	≥ 1.5	N/A	N/A	N/A	N/A
% of Secured Indebtedness to Total Assets(1)	—%	≤ 40.0%	N/A	N/A	N/A	N/A
Ratio of Total Unencumbered Assets(2) to Total Unsecured Indebtedness	3.6	≥ 1.5	N/A	N/A	N/A	N/A
% of Net Consolidated Total Indebtedness to Consolidated Total Asset Value(3)	N/A	N/A	10.1%	≤ 60.0%	10.1%	≤ 60.0%
Ratio of Consolidated Adjusted EBITDA(4) to Consolidated Fixed Charges(5)	N/A	N/A	3.46	≥ 1.50	3.46	≥ 1.50
% of Consolidated Secured Indebtedness to Consolidated Total Asset Value(3)	N/A	N/A	—%	≤ 40.0%	—%	≤ 40.0%
% of Consolidated Unsecured Indebtedness to Unencumbered Pool Value(6)	N/A	N/A	10.1%	≤ 60.0%	10.1%	≤ 60.0%
______________________________
(1) Total Assets is calculated by applying a capitalization rate of 7.50% to the EBITDA(4) from the last four consecutive quarters, excluding EBITDA from acquired, disposed, and non-stabilized development properties.

(2) Total Unencumbered Assets is calculated by applying a capitalization rate of 7.50% to the EBITDA(4) from unencumbered properties from the last four consecutive quarters, excluding EBITDA from acquired, disposed, and non-stabilized development properties.

(3) Consolidated Total Asset Value is the sum of unrestricted cash plus the quotient of applying a capitalization rate to the annualized NOI from the most recently ended quarter for each asset class, excluding NOI from disposed properties, acquisitions during the past 6 quarters, development, major redevelopment and low occupancy properties. To this amount, we add the purchase price of acquisitions during the past 6 quarters plus values for development, major redevelopment and low occupancy properties.

(4) Consolidated Adjusted EBITDA is defined as earnings before noncontrolling interests, depreciation, amortization, interest expense, income tax expense, acquisition costs, extraordinary, unusual or nonrecurring transactions including sale of assets, impairment, gains and losses on extinguishment of debt and other non-cash charges.

(5) Consolidated Fixed Charges consist of interest expense excluding capitalized interest and amortization of deferred financing costs, principal payments and preferred dividends, if any.
(6) Unencumbered Pool Value is the sum of unrestricted cash plus the quotient of applying a capitalization rate to the annualized NOI from unencumbered properties from the most recently ended quarter for each asset class excluding NOI from disposed properties, acquisitions during the past 6 quarters, development, major redevelopment and low occupancy properties. To this we add the purchase price of unencumbered acquisitions during the past 6 quarters and values for unencumbered development, major redevelopment and low occupancy properties.

Capital Analysis (In thousands, except per share amounts)

			Three Months Ended
			9/30/2021		6/30/2021		3/31/2021		12/31/2020		9/30/2020
Market Data

Shares Outstanding			84,628		84,590		84,564		84,409		82,351
Market Price per Share			$24.75		$23.00		$22.10		$21.63		$20.13
Equity Market Capitalization			$2,094,543		$1,945,570		$1,868,864		$1,825,767		$1,657,726

Total Debt			$496,823		$988,905		$978,634		$987,370		$1,083,443
Total Market Capitalization			$2,591,366		$2,934,475		$2,847,498		$2,813,137		$2,741,169

Total Debt to Market Capitalization			0.19	:1	0.34	:1	0.34	:1	0.35	:1	0.40	:1

Earnings to Fixed Charges(1)			-1.7x		-0.6x		0.3x		-0.7x		0.2x
Debt Service Coverage Ratio(2)			3.1x		4.0x		3.9x		4.1x		4.4x

Dividend Data	Nine Months Ended		Three Months Ended
	9/30/2021	9/30/2020	9/30/2021		6/30/2021		3/31/2021		12/31/2020		9/30/2020
Total Dividends Declared	$65,372	$74,387	$14,437		$25,473		$25,462		$25,388		$24,806
Common Dividend Declared per Share	$0.77	$0.90	$0.17		$0.30		$0.30		$0.30		$0.30
Payout Ratio (Core FFO basis)	86.5%	80.4%	85.0%		85.7%		88.2%		90.9%		83.3%
Payout Ratio (Core AFFO basis)	84.6%	84.1%
______________________________
(1) The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, earnings consist of income from continuing operations attributable to the controlling interests plus fixed charges, less capitalized interest. Fixed charges consist of interest expense, including amortized costs of debt issuance, plus interest costs capitalized. The earnings to fixed charges ratio includes loss on extinguishment of debt of $12.7 million for the three months ended September 30, 2021, loss on interest rate derivatives of $5.8 million for the three months ended June 30, 2021 and loss on sale of real estate of $7.5 million for the three months ended December 31, 2020.

(2) Debt service coverage ratio is computed by dividing Adjusted EBITDA (see page 25) by interest expense and principal amortization.